Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made as of November 21, 2013, by and among iCAD, Inc., a Delaware corporation (the “Company”) and Kevin C. Burns (the “Executive”).

WITNESSETH

Reference is made to that certain Employment Agreement, dated April 26, 2011, by and between the Company and the Executive (the “Employment Agreement”);

WHEREAS, the Company and the Executive desire that the Executive’s position of employment with the Company be changed from Executive Vice President of Finance and Chief Financial Officer to Executive Vice President, Chief Financial Officer and Chief Operating Officer (the “Promotion”);

WHEREAS, in connection with the Promotion, the Company desires to award the Executive a one-time cash bonus on or about the date hereof of $50,000 (the “Cash Bonus”);

WHEREAS, in connection with the Promotion, the Company desires to increase the Executive’s Incentive Bonus from 40% of the Base Salary for each Employment Year to 50% of the Base Salary for each Employment Year (the “Incentive Bonus Increase”);

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect the Promotion, the Cash Bonus and the Incentive Bonus Increase; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the first recital to the Employment Agreement. The first recital to the Employment Agreement be, and hereby is, deleted in its entirety and replaced with the following:

WHEREAS, the Company desires to employ the Executive as its Executive Vice President, Chief Financial Officer and Chief Operating Officer on the terms and conditions set forth in this Agreement; and

2. Amendment to Section 1.2.1 of the Employment Agreement. Section 1.2.1 to the Employment Agreement be, and hereby is, deleted in its entirety and replaced with the following:

During the Term, the Executive shall have the title of Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and shall have such duties as may be from time to time delegated to him by the Chief Executive Officer and the Board of Directors of the Company (the “Board”). The Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board. The Executive’s responsibilities shall include, among other things, to render executive, policy, operations and other management services to the Company of the type customarily provided by persons situated in similar executive and management capacities.

3. Amendment to Section 2.2 of the Employment Agreement. Section 2.2 to the Employment Agreement be, and hereby is, deleted in its entirety and replaced with the following:

Incentive Bonus. The Executive shall be eligible to receive, for each Employment Year during the Term, and beginning as of January 1, 2013, a target annual incentive bonus of 50% of the Base Salary for such Employment Year (the “Incentive Bonus”) if the Company achieves goals and objectives established by the Board of Directors for such Employment Year; provided, however, that for the 2011 Employment Year, the target Incentive Bonus shall be 40% of the Base Salary for 2011 multiplied by a fraction, the numerator of which is the number of days employed by the Company during 2011 and the denominator of which is 365. Any Incentive Bonus shall be paid in full in a single lump sum cash payment during the calendar year next following the Employment Year for which it is earned (“Payment Calendar Year”), and no later than the earlier of (1) December 31 of the Payment Calendar Year or (2) fifteen (15) calendar days following the date on which the Company publicly announces its results of operations for such Employment Year.

4. Amendment to Section 2.4 of the Employment Agreement. Section 2.4 to the Employment Agreement be, and hereby is, deleted in its entirety and replaced with the following:

Additional Compensation. In addition to the Base Salary, the Incentive Bonus, if any, and the Shares, the Executive shall (1) receive a one-time cash bonus of $50,000 to be paid on or about the date of that certain Amendment No. 1 to Employment Agreement by and between the Company and the Executive, and (2) be entitled to receive such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded him by the Board during or in respect of his employment hereunder.

5. Amendment to Section 10.1 of the Employment Agreement. Section 10.1 to the Employment Agreement be, and hereby is, deleted in its entirety and replaced with the following:

Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:	iCAD, Inc.
98 Split Brook Road, Suite 100
Nashua, New Hampshire 03062
Attn: Chief Executive Officer

To the Executive:	Kevin C. Burns
1 Dean Rd
Wellesley, MA 02481

6. Effect of Amendment. The parties hereby ratify and confirm all of the provisions of the Employment Agreement as amended, modified or waived hereby, and agree and acknowledge that the same as so amended remains in full force and effect.

7. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement.

8. Captions. The captions of sections or subsections of this Amendment are for reference only and will not affect the interpretation or construction of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Employment Agreement as of the date first written above.

THE COMPANY:

iCAD, INC.

By:
Name:
Title:

THE EXECUTIVE:

Kevin C. Burns

[Signature Page to Amendment No. 1 to Employment Agreement]